As filed with the Securities and Exchange Commission on February 19, 2016

Registration No. 333-172426

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-172426

UNDER THE SECURITIES ACT OF 1933

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	87-0352095 (IRS Employer Identification No.)

9870 PLANO ROAD
DALLAS, TEXAS 75238

(972) 686-0369

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

CUBIC ENERGY, INC. 2005 STOCK OPTION PLAN

(Full Title of the Plan)

Calvin A. Wallen, III

President and Chief Executive Officer

Cubic Energy, Inc.

9870 Plano Road

Dallas, Texas  75238

(972) 686-0369

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

David R. Earhart

Gray Reed & McGraw PC

1601 Elm Street

Suite 4600

Dallas, Texas 75201

(214) 954-4135

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

REMOVAL FROM REGISTRATION

Cubic Energy, Inc., a Texas corporation (the “Company”) is filing this post-effective amendment (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (No. 333-172426) filed with the United States Securities and Exchange Commission (the “SEC”) on February 24, 2011 pertaining to the registration of an aggregate of 2,276,486 shares of common stock, $0.05 par value, of the Company (the “Registration Statement”), to deregister any and all securities that remain unsold under such Registration Statement.

On December 11, 2015, the Company and certain of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court of the District of Delaware (the “Court”).  On February 17, 2016, the Court entered an order confirming the Company’s Third Amended Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”), filed on February 15, 2016, pursuant to which all shares of common stock and other equity interests in the Company will be cancelled and extinguished as of effective date of the Plan (the “Effective Date”), and the Company will be converted into a Delaware limited liability company with membership interests issued in accordance with the Plan.  Accordingly, all offerings of the Company’s securities prior the Effective Date of the Plan, including those pursuant to the Registration Statement, will be terminated as of the Effective Date.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, effective upon the Effective Date of the Plan, the Company hereby removes from registration all securities registered but not sold under the Registration Statement as of the Effective Date of the Plan and terminates the effectiveness of the Registration Statement.

As no securities are being registered herein, the sole purpose of this filing being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on February 18, 2016.

CUBIC ENERGY, INC.

By:	/s/ Calvin A. Wallen, III
Name: Calvin A. Wallen Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

/s/ Calvin A. Wallen, III
Calvin A. Wallen, III	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 18, 2016

/s/ Larry G. Badgley
Larry G. Badgley	Chief Financial Officer (principal financial and accounting officer)	February 18, 2016

/s/ Jon S. Ross
Jon S. Ross	Director	February 18, 2016

*
Gene C. Howard	Director	February 18, 2016

*
Bob L. Clements	Director	February 18, 2016

*
David B. Brown	Director	February 18, 2016

*
Paul R. Ferretti	Director	February 18, 2016

*By:
/s/ Jon S. Ross
Attorney-in-Fact

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